Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of United Parcel Service, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting dated February 27, 2015, appearing in the Annual Report on Form 10-K of United Parcel Service, Inc. for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP
Atlanta, Georgia
August 7, 2015